 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2021

Date of Report (Date of earliest event reported)

Generation Hemp, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-55019	26-3119496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5128 Horseshoe Trail Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

(469) 209-6154

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, the Company announced that Chad Burkhardt has joined the Company as its Vice President and General Counsel, effective April 1, 2021. Mr. Burkhardt, age 47, most recently served as Vice President, General Counsel and Corporate Secretary at TransAtlantic Petroleum Ltd, a publicly traded energy exploration and production company, focused on applying North American drilling and exploration technologies and practices to underdeveloped reserves in Turkey and Eastern Europe. At TransAtlantic, Mr. Burkhardt oversaw the company’s overall legal function while focusing in particular on capital markets activities and corporate finance transactions. He was also intimately involved in matters related to acquisitions and divestitures, crisis management, and labor and employment. Prior to working at Transatlantic Petroleum, Mr. Burkhardt was a partner at Baker Botts LLP, a global law firm whose headquarters is located in Houston, Texas. At Baker Botts, Mr. Burkhardt had a diverse set of clients ranging from technology start-ups to oil and gas and alternative-energy companies. Mr. Burkhardt began his legal career as an associate at Thompson Knight LLP. Mr. Burkhardt received his Juris Doctor from Duke University School of Law and he has a Bachelor of Arts Degree from Texas A&M University.

In connection with his appointment as General Counsel of the Company, Mr. Burkhardt will receive a base annual salary of $250,000 and an initial stock grant of 750,000 common stock options, which will vest over a three-year period. Mr. Burkhardt will be entitled to participate in the Company’s various incentive compensation programs, payable at the discretion of the Board of Directors of the Company

There are no arrangements or understandings between Mr. Burkhardt and any other person pursuant to which Mr. Burkhardt was selected as an officer of the Company. Mr. Burkhardt has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

Item 7.01 Regulation FD Disclosure.

On April 6, 2021, the Company issued a press release announcing the appointment of (a) Mr. Burkhardt as Vice President and General Counsel and (b) Ms. Brada Wilson as Controller, both effective April 1, 2021.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this Item 7.01 and Exhibit 99.1(i) will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1) and (ii) is not to be incorporated by reference into any filings of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Generation Hemp, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION HEMP, INC.

Date: April 6, 2021	By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer

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